EXHIBIT 21

Subsidiaries of Bristol-Myers Squibb Company

345 Park LLC
1096271 B.C. ULC
A.G. Medical Services, P.A.
Abraxis BioScience Australia Pty Ltd.
Abraxis BioScience International Holding Company, Inc.
Abraxis BioScience Puerto Rico, LLC
Abraxis BioScience, Inc.
Abraxis BioScience, LLC
AbVitro LLC
Acetylon Pharmaceuticals, Inc.
Adnexus, a Bristol-Myers Squibb R&D Company
AHI Investment, LLC
Allard Labs Acquisition G.P.
Amira Pharmaceuticals, Inc.
Apothecon LLC
Blisa Acquisition G.P.
BMS Benelux Holdings B.V.
BMS Bermuda Nominees L.L.C.
BMS Data Acquisition Company LLC
BMS Forex Company
B-MS Generx Unlimited Company
BMS Holdings Sarl
BMS Holdings Spain, S.L.
BMS International Insurance Designated Activity Company
BMS Investco SAS
BMS Korea Holdings L.L.C.
BMS Latin American Nominees L.L.C.
BMS Luxembourg Partners L.L.C.
BMS Omega Bermuda Holdings Finance Ltd.
BMS Pharmaceutical Korea Limited
BMS Pharmaceuticals Germany Holdings B.V.
BMS Pharmaceuticals International Holdings Netherlands B.V.
BMS Pharmaceuticals Korea Holdings B.V.
BMS Pharmaceuticals Mexico Holdings B.V.
BMS Pharmaceuticals Netherlands Holdings B.V.
BMS Real Estate LLC
BMS Spain Investments LLC
BMS Strategic Portfolio Investments Holdings, Inc.
Bristol (Iran) S.A.
Bristol Iran Private Company Limited
Bristol Laboratories Inc.
Bristol Laboratories International, S.A.
Bristol Laboratories Medical Information Systems Inc.
Bristol-Myers (Andes) L.L.C.
Bristol-Myers (Private) Limited
Bristol-Myers de Venezuela S.C.A.
Bristol-Myers Middle East S.A.L.
Bristol-Myers Overseas Corporation
Bristol-Myers Squibb (China) Investment Co., Ltd.
Bristol-Myers Squibb (China) Pharmaceuticals Co., Ltd.
Bristol-Myers Squibb (Israel) Ltd.
Bristol-Myers Squibb (NZ) Limited
Bristol-Myers Squibb (Proprietary) Limited
Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.
Bristol-Myers Squibb (Singapore) Pte. Limited

E-21-1

Bristol-Myers Squibb (Taiwan) Ltd.
Bristol-Myers Squibb (West Indies) Ltd.
Bristol-Myers Squibb A.E.
Bristol-Myers Squibb Aktiebolag
Bristol-Myers Squibb Argentina S. R. L.
Bristol-Myers Squibb Australia Pty. Ltd.
Bristol-Myers Squibb Axia Limited
Bristol-Myers Squibb B.V.
Bristol-Myers Squibb Belgium S.A.
Bristol-Myers Squibb Business Services Limited
Bristol-Myers Squibb Canada Co.
Bristol-Myers Squibb Canada International Limited
Bristol-Myers Squibb de Colombia S.A.
Bristol-Myers Squibb de Costa Rica Sociedad Anonima
Bristol-Myers Squibb de Guatemala, S.A.
Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.
Bristol-Myers Squibb Delta Company Limited
Bristol-Myers Squibb Denmark Filial of Bristol-Myers Squibb AB
Bristol-Myers Squibb Egypt, LLC
Bristol-Myers Squibb EMEA Sarl
Bristol-Myers Squibb Epsilon Holdings Unlimited Company
Bristol-Myers Squibb Farmaceutica Ltda.
Bristol-Myers Squibb Farmaceutica Portuguesa S.A.
Bristol-Myers Squibb GesmbH
Bristol-Myers Squibb GmbH & Co. KGaA
Bristol-Myers Squibb Holding Germany GmbH & Co. KG
Bristol-Myers Squibb Holdings 2002 Limited
Bristol-Myers Squibb Holdings Germany Verwaltungs GmbH
Bristol-Myers Squibb Holdings Ireland Unlimited Company
Bristol-Myers Squibb Holdings Limited
Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company
Bristol-Myers Squibb Ilaclari, Inc.
Bristol-Myers Squibb India Pvt. Limited
Bristol-Myers Squibb International Company Unlimited Company
Bristol-Myers Squibb International Corporation
Bristol-Myers Squibb Investco, L.L.C.
Bristol-Myers Squibb K.K.
Bristol-Myers Squibb Kft.
Bristol-Myers Squibb Luxembourg International S.C.A.
Bristol-Myers Squibb Luxembourg S.a.r.l.
Bristol-Myers Squibb Manufacturing Company
Bristol-Myers Squibb Marketing Services S.R.L.
Bristol-Myers Squibb MEA GmbH
Bristol-Myers Squibb Middle East & Africa FZ-LLC
Bristol-Myers Squibb Norway Ltd.
Bristol-Myers Squibb Nutricionales de Mexico, S. de R.L. de C.V.
Bristol-Myers Squibb Peru S.A.
Bristol-Myers Squibb Pharma (HK) Ltd
Bristol-Myers Squibb Pharma (Thailand) Limited
Bristol-Myers Squibb Pharma Company
Bristol-Myers Squibb Pharma EEIG
Bristol-Myers Squibb Pharma Holding Company, LLC
Bristol-Myers Squibb Pharma Ventures Corporation
Bristol-Myers Squibb Pharmaceuticals Limited
Bristol-Myers Squibb Pharmaceuticals Unlimited Company
Bristol-Myers Squibb Polska Sp. z o.o.
Bristol-Myers Squibb Products SA
Bristol-Myers Squibb Puerto Rico, Inc.
Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico

E-21-2

Bristol-Myers Squibb Romania S.R.L.
Bristol-Myers Squibb S.r.l.
Bristol-Myers Squibb SA
Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership
Bristol-Myers Squibb Sarl
Bristol-Myers Squibb Service Ltd.
Bristol-Myers Squibb Services Sp. z o.o.
Bristol-Myers Squibb Spol. s r.o.
Bristol-Myers Squibb Theta Finance Ltd.
Bristol-Myers Squibb Trustees Limited
Bristol-Myers Squibb Verwaltungs GmbH
Bristol-Myers Squibb, S.A.U.
Bristol-Myers Squibb/Astrazeneca EEIG
Bristol-Myers Squibb/Pfizer EEIG
Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership
Cardioxyl Pharmaceuticals, Inc.
Celem LLC
Celem Ltd.
Celgene A.B.
Celgene Ab (Finland)
Celgene Alpine Investment Co. II, LLC
Celgene Alpine Investment Co. III, LLC
Celgene Alpine Investment Co., LLC
Celgene ApS
Celgene AS
Celgene BVBA
Celgene Brasil Produtos Farmacêuticos Ltda.
Celgene B.V.
Celgene CAR LLC
Celgene CAR Ltd.
Celgene Chemicals Sarl
Celgene China Holdings LLC
Celgene Co.
Celgene Corporation
Celgene Distribution B.V.
Celgene d.o.o.
Celgene EngMab GmbH
Celgene Europe B.V.
Celgene European Investment Company LLC
Celgene Europe Limited
Celgene Financing Company, LLC
Celgene Global Holdings Sarl
Celgene GmbH [Switzerland]
Celgene GmbH [Austria]
Celgene GmbH [Germany]
Celgene Holdings II Sarl
Celgene Holdings III Sarl
Celgene Holdings East Corporation
Celgene Ilaç Pazarlama ve Ticaret Limited Şirketi
Celgene Inc.
Celgene International Holdings Corporation
Celgene International Inc.
Celgene International Sàrl
Celgene International II Sàrl
Celgene International III Sàrl
Celgene Kft.
Celgene K.K.
Celgene Limited [Hong Kong]
Celgene Limited [Ireland]

E-21-3

Celgene Limited [New Zealand]
Celgene Limited [Taiwan]
Celgene Limited [UK]
Celgene Logistics Sàrl
Celgene Ltd
Celgene Luxembourg Sarl
Celgene Management Sàrl
Celgene Netherlands B.V.
Celgene Netherlands Investment B.V.
Celgene NJ Investment Co
Celgene Puerto Rico Distribution LLC
Celgene Quanticel Research, Inc
Celgene Pharmaceutical (Shanghai) Co., Ltd.
Celgene Pte. Ltd.
Celgene Pty Ltd
Celgene R&D Sàrl
Celgene Receptos Limited
Celgene Receptos Sàrl
Celgene Research and Development I ULC
Celgene Research and Development Company LLC
Celgene Research and Development II, LLC
Celgene Research and Investment Company II, LLC
Celgene Research Incubator At Summit West, LLC
Celgene Research S.L.U.
Celgene RIVOT LLC
Celgene RIVOT Ltd.
Celgene RIVOT SRL
Celgene Sarl AU
Celgene SAS
Celgene Sdn Bhd
Celgene, S. de R.L. de C.V.
Celgene Services Sàrl
Celgene S.L.U.
Celgene Sp. Z.o.o.
Celgene Sociedade Unipessoal Lda
Celgene S.R.L.
Celgene Sro [Czech Republic]
Celgene sro [Slovakia]
Celgene Summit Investment Co
Celgene Switzerland Holding Sarl
Celgene Switzerland Investment Sarl
Celgene Switzerland II LLC
Celgene Switzerland LLC
Celgene Switzerland Sarl
Celgene Tri Sarl
Celgene Tri A Holdings Ltd.
Celgene UK Holdings Limited
Celgene UK Manufacturing Limited
Celgene UK Manufacturing II Limited
Celgene UK Manufacturing III Limited
Celgene UK Distribution Limited
Celmed LLC
Celmed Ltd.
CHT I, LLC
CHT II, LLC
CHT III, LLC
CHT IV, LLC
Cormorant Pharmaceuticals AB
CR Finance Company, LLC

E-21-4

Crosp Ltd.
Delinia, Inc.
Deuteria Pharmaceuticals, Inc.
EngMab Sarl
E. R. Squibb & Sons Inter-American Corporation
E. R. Squibb & Sons Limited
E. R. Squibb & Sons, L.L.C.
EWI Corporation
FermaVir Pharmaceuticals, L.L.C.
FermaVir Research, L.L.C.
Flexus Biosciences, Inc.
GenPharm International, L.L.C.
Gloucester Pharmaceuticals, LLC
Grove Insurance Company Ltd.
Heyden Farmaceutica Portuguesa Limitada
Impact Biomedicines, Inc.
Inhibitex, L.L.C.
Innate Tumor Immunity, Inc.
iPierian, Inc.
JuMP Holdings, LLC
Juno Therapeutics GmbH
Juno Therapeutics, Inc.
Kosan Biosciences Incorporated
Linson Investments Limited
Mead Johnson (Manufacturing) Jamaica Limited
Mead Johnson Jamaica Ltd.
Morris Avenue Investment II LLC
Morris Avenue Investment LLC
O.o.o. Bristol-Myers Squibb
Oy Bristol-Myers Squibb (Finland) AB
Padlock Therapeutics, Inc.
Pharmion LLC
Princeton Pharmaceutical Products, Inc.
Receptos LLC
Receptos Services LLC
RedoxTherapies, Inc.
Route 22 Real Estate Holding Corporation
Seamair Insurance DAC
Signal Pharmaceuticals, LLC
Sino-American Shanghai Squibb Pharmaceuticals Limited
Societe Francaise de Complements Alimentaires(S.O.F.C.A.)
SPV A Holdings ULC
Squibb Middle East S.A.
Summit West Celgene LLC
Swords Laboratories
VentiRx Pharmaceuticals Inc.
Westwood-Intrafin SA
Westwood-Squibb Pharmaceuticals, Inc.
X-Body, Inc.
ZymoGenetics Paymaster, LLC
ZymoGenetics, Inc.
ZymoGenetics, LLC

E-21-5